Exhibit 99.2

Dear Engility Colleagues,

Today, we announced some very exciting news. We have entered into a definitive agreement to acquire TASC in a transaction valued at approximately $1.1 billion. We believe this truly is a transformational combination, bringing together two leading and complementary businesses to create a top-tier government services company. This transaction accelerates our growth strategy, which is focused on further diversifying our customer base, adding substantial scale to our business, broadening our capabilities and increasing our addressable market. This is also perfectly aligned with our growth strategy and supports our industry leadership position. Specific additional details are available in the attached press release and Frequently Asked Questions document.

We expect to complete this transaction in the first quarter of 2015, after obtaining the necessary approvals and meeting other closing conditions. When completed, the combined company will have a diversified and balanced portfolio across the government services industry. TASC has approximately 4,000 employees and is a premier provider of enterprise systems engineering, mission-enabling architectures and value-based solutions for the national security and public safety markets. TASC has a substantial presence in the Intelligence, Space and other markets where we are underrepresented. In addition, TASC’s well-recognized technical discriminators complement our existing capabilities and price differentiation, and we expect to enhance our win rates on future bids as we leverage these core competencies. We are building on our strong track record of developing and executing integration strategies that drive meaningful growth, and the complementary characteristics of this transaction are very similar to the ones we sought in our DRC acquisition, which we completed in January.

Strategic combination will deliver compelling benefits for all of our stakeholders:

•	Further Diversifies and Balances Our Portfolio
•	Expands Our Customer Base, Capabilities and Addressable Market
•	Creates Greater Employee Opportunities as Part of a Larger Organization
•	Enhances Value for Our Customers
•	Increases Our Scale and Strengthens Our Financial Profile with Enhanced Free Cash Flow

Enhanced Leadership Team

Once we complete the transaction, the combined company’s senior leadership team will comprise executives from both Engility and TASC. I will continue to serve as President and Chief Executive Officer and John Hynes, current President and Chief Executive Officer of TASC, will serve as Chief Operating Office of the combined entity. The company will maintain the Engility Holdings, Inc. name and brand and continue to be traded on the New York Stock Exchange under the ticker symbol “EGL”.

Project Focus Will Support Integration

As you know, we have been strategically realigning Engility under Project Focus, our efforts to be a more customer-focused organization, and to create communities of practice for our core capability offerings. Our realignment is on-track and will be in place by the beginning of 2015. This construct was designed to ensure we could easily integrate future acquisitions. TASC’s operations will fit extremely well under Project Focus as their organization currently is already aligned by customer accounts and communities of practice. Once the transaction closes, the integration team will leverage our Project Focus model to effectively integrate TASC into Engility and optimize our combined go-to-market strategy.

Importantly, until the closing of this transaction, Engility and TASC will operate as independent companies and we will need everyone to stay focused on their client commitments and day-to-day responsibilities. We just closed a strong third quarter with many significant key contract wins, and, thanks to your hard work, we have built good momentum as we finish 2014 and head into 2015.

As you can imagine, this transformational transaction will raise our profile and create interest from the media, investors and other third parties. Given various legal and regulatory obligations we have with respect to this transaction, it is important for us to speak with one voice. Please follow our company policy regarding external inquiries and direct all media, analyst and investor-related inquires to Dave Spille, VP of Investor Relations and Corporate Communications, at dave.spille@engilitycorp.com.

We are extremely excited about this strategic combination with TASC. We have established Engility as an industry leader by providing discriminating services offerings, by creating a best-in-class business model and by being a first mover in driving the industry consolidation process. Together, we expect the combined company to be able to provide an even more comprehensive suite of services to meet our customers’ mission critical needs.

On behalf of the Board and management team, we thank you for your continued hard work and dedication to Engility. Your efforts have driven our success and have enabled us to undertake this historic combination. As part of our Project Transparency efforts, we will continue to keep you up-to-date on important developments as we move through the transaction process. If you have questions, please reach out to your manager directly. You should also feel free to email questions to TASC@engilitycorp.com.

Sincerely,

Tony

ADDITIONAL INFORMATION FOR STOCKHOLDERS

In connection with the proposed merger, Engility Holdings (“Engility”) will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy/consent solicitation statement of Engility and TASC Parent Corporation (“TASC”) and a prospectus of Engility, as well as other relevant documents concerning the proposed transaction. Engility will mail the definitive joint proxy/consent solicitation statement/prospectus to the Engility and TASC stockholders. STOCKHOLDERS OF ENGILITY AND TASC ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY/CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy/consent solicitation statement/prospectus (when available) and other filings containing information about Engility at the SEC’s website at www.sec.gov. The joint proxy/consent solicitation statement/prospectus (when available) and the other filings may also be obtained free of charge at Engility’s website at www.Engilitycorp.com under the tab “Investor Relations,” and then under the heading “SEC Filings.”

Engility, TASC and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Engility stockholders in connection with the proposed merger. Information about the directors and executive officers of Engility and their ownership of Engility common stock is set forth in the proxy statement for Engility’s 2014 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 11, 2014.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy/consent solicitation statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraphs.

NO OFFERS OR SOLICITATIONS

This announcement is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.